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                                                                 Exhibit (n)(ii)

Independent Auditors' Consent

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-83625 of General American Separate Account Eleven on Form N-6 of our report dated February 21, 2003 on the financial statements of General American Separate Account Eleven appearing in the Prospectus, which is a part of such registration statement, and our report dated March 13, 2003 on the financial statements of General American Life Insurance Company and Subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142), appearing in the Statement of Additional Information, which is also a part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus and Statement of Additional Information which are parts of such registration statement.

Deloitte & Touche LLP

St. Louis, Missouri
August 8, 2003